Exhibit 32.1
CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of The Hershey Company (the “Company”) hereby certify, to the best of their knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 2, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	April 28, 2017	/s/ MICHELE G. BUCK

Michele G. Buck Chief Executive Officer

Date:	April 28, 2017	/s/ PATRICIA A. LITTLE

Patricia A. Little Chief Financial Officer
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.